Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Investor Relations – John Hobbs
Media – Michelle DeGrand
+1 425-453-9400

ESTERLINE REPORTS FISCAL 2018 SECOND QUARTER FINANCIAL RESULTS

•	Fiscal 2018 Second Quarter Results

•	Sales of $517.6 million

•	Income from continuing operations of $24.0 million, or $0.80 per diluted share

•	Free cash flow of $62.0 million year to date

•	Company reports record backlog of $1.46 billion

BELLEVUE, Wash., May 3, 2018 – Esterline Corporation (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving global aerospace and defense markets, today reported results for the fiscal 2018 second quarter ended March 30, 2018.

Consolidated second quarter revenue was $517.6 million, an increase of 1.7% from the prior-year result of $509.1 million.

Consolidated earnings from continuing operations in the second fiscal quarter of 2018 were $24.0 million, or $0.80 per diluted share, compared with $34.4 million, or $1.15 per diluted share, in the 2017 period. Adjusted earnings from continuing operations for the second fiscal quarter of 2017 were $35.3 million, or $1.18 per diluted share, excluding discrete advanced displays integration and compliance costs.

“Esterline’s baseline operational performance is on track with our expectations through the first half of fiscal 2018,” said Curtis Reusser, Esterline’s Chairman, President & CEO. “We are gaining traction with our customers and healthy booking activity has driven our backlog to new highs. In addition, a large customer has asked us to work closely with them on a new development effort. We had not contemplated the required investment for this new development activity in our original plans for the year and we are adjusting our outlook accordingly. These trends are encouraging and are laying a foundation for progress that should support long-term growth.”

He added, “The company is continuing to produce excellent cash flow, allowing us to remain flexible in executing our disciplined capital allocation strategy. From a strategic perspective, the sale of the Kirkhill business, completed during the second quarter, positions our Advanced Materials businesses to deliver expanded operating margins and improved results going forward and led to an increased guidance range for free cash flow.”

(more)

Page 2 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

Second Quarter Results of Operations

The Avionics & Controls segment reported fiscal second quarter operating earnings of $23.7 million on sales of $212.8 million. This compares with operating earnings of $20.8 million on sales of $213.3 million in the same period of fiscal 2017. The segment’s second quarter 2018 results benefited from the execution of a $2.3 million licensing agreement for legacy products.

The Sensors & Systems segment reported fiscal second quarter operating earnings of $19.3 million on sales of $198.2 million. The segment’s operating earnings were $26.4 million on sales of $182.7 million in the same period of fiscal 2017. Better profitability at the segment’s Advanced Sensors and Connection Technologies businesses partially offset lower profits within the segment’s Power Systems business. Operating margins for the Power Systems business in the fiscal 2018 second quarter declined, as 2017’s sales mix included strong retrofit program sales from an FAA mandated safety program. That retrofit program is now largely complete.

The Advanced Materials segment reported sales of $106.7 million in the fiscal 2018 second quarter and operating earnings of $9.6 million. Segment results were affected by a $5.2 million loss from operating activities at the Kirkhill business driven largely by repricing on a long-term defense contract and a $6.0 million loss attributable to the sale of the business and associated expenses. The segment reported operating earnings of $28.3 million during the same period of fiscal 2017 on sales of $113.1 million. Segment results in the fiscal 2017 second quarter benefited from a $5.2 million business recovery insurance payment and a $2.1 million operating profit at the Kirkhill business.

The company reported consolidated operating earnings before interest and tax in the second quarter of fiscal 2018 of $33.9 million, or 6.6% of sales, compared with $55.4 million, or 10.9% of sales, in the prior year. The year-over-year decline was driven primarily by lower operational performance at the Kirkhill business, the loss on the sale of Kirkhill, and lower operating results from the Power Systems business.

The effective income tax rate of 7.9% for the fiscal second quarter of 2018 mainly reflected the tax benefit from a reduction of a capital valuation reserve related to the sale of the Kirkhill business.

Year-to-Date Results of Operations

Consolidated operating results for the first six months of fiscal 2018 include discrete tax expenses of $48.6 million, or $1.62 per diluted share, related to the U.S. Tax Cuts and Jobs Act of 2017 (TCJA). Including that impact, the company reported a loss from continuing operations for the first six months

(more)

Page 3 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

of fiscal 2018 of $10.9 million, or $(0.36) per diluted share. Excluding the discrete impact of the TCJA, the company generated earnings from continuing operations during the first half of this fiscal year of $37.7 million, or $1.26 per diluted share. Earnings from continuing operations for the first six months of fiscal 2017 were $55.6 million, or $1.86 per diluted share. Adjusted earnings from continuing operations for the first six months of fiscal 2017 were $59.4 million, or $1.99 per diluted share (see further details in the Non-GAAP Financial Information section below).

Cash flow from operations through the first six months of fiscal 2018 was $89.7 million, compared with $91.3 million through the first six months of fiscal 2017. Capital expenditures during the first six months of fiscal 2018 were $27.7 million, resulting in free cash flow of $62.0 million for the period.

Bookings and New Programs

New orders in the fiscal second quarter of 2018 were $651.2 million compared with $466.3 million in the comparable period of fiscal 2017. Year to date, the company’s book-to-bill ratio is 1.2x. The company’s backlog has steadily increased over the past twelve months, standing at $1.46 billion at the end of the 2018 fiscal second quarter, compared with a $1.21 billion backlog at the end of the 2017 fiscal second quarter. The current backlog has greater depth with a higher proportion of system and sub-system orders with scheduled deliveries twelve months or more into the future.

Kirkhill Sale

On March 15, 2018, the company completed the sale of its Kirkhill business recording $6.0 million of pre-tax loss and directly related expenses consisting of a $5.3 million loss on the sale and $0.7 million of related expenses. The sale resulted in a $0.2 million after-tax gain.

Share Repurchase Activity

During the fiscal second quarter of 2018, the company repurchased approximately $23 million of its shares under the existing share repurchase authorization, acquiring 313,900 shares at an average price of $73.29 per share. As of March 30, 2018, the company had about $48 million remaining under its existing repurchase authorization.

Fiscal 2018 Outlook

The company has adjusted its guidance outlook to account for several factors, including the pursuit of a new business opportunity not previously contemplated, the Kirkhill business sale, and the cost of completing the recent financial restatement. The company has adjusted its revenue guidance to a range of $2.00 billion to $2.05 billion, from $2.025 billion to $2.075 billion. The company narrowed its fiscal 2018 earnings guidance range to $3.65 to $3.85 per diluted share, from $3.65 to $4.05, and increased its free cash flow guidance by $10 million to a range of $115 million to $140 million.

Additional information about the company’s financial results is available in a presentation on the company’s website (www.esterline.com) in the Investor Relations section under “Presentations.” The presentation is also included as Exhibit 99.2 to the company’s report on Form 8-K, which is being submitted today to the SEC.

(more)

Page 4 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

Conference Call Information

Esterline will host a conference call to discuss this announcement today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The U.S. dial-in number is 877-307-0078; outside the U.S., use 531-289-2890. The pass code for the call is: 2684866.

Non-GAAP Financial Information

This press release and the related presentation providing supplemental financial information may include non-GAAP financial measures—adjusted earnings from continuing operations, adjusted earnings from continuing operations per diluted share, adjusted operating earnings from continuing operations (EBIT), adjusted earnings before interest, tax, depreciation and amortization (EBITDA), adjusted SG&A expense, and free cash flow—that have not been calculated in accordance with generally accepted accounting principles (GAAP) in the U.S. Where referenced in these materials, adjusted earnings from continuing operations consist of earnings from continuing operations attributable to Esterline less the costs associated with incremental compliance costs (described further below), discrete items associated with our acquisition of the Advanced Displays business in January 2015, and the one-time expenses associated with the TCJA. Adjusted earnings from continuing operations per diluted share divides each element of adjusted earnings from continuing operations by the weighted average number of shares outstanding, diluted for the periods presented. EBIT is defined as operating earnings from continuing operations. Adjusted EBIT excludes the same costs excluded from adjusted earnings from continuing operations set forth in the table below. EBITDA from continuing operations is defined as net earnings (loss) plus loss from discontinued operations plus earnings attributable to noncontrolling interests plus income tax expense less interest income plus interest expense plus depreciation & amortization (excluding amortization of debt issuance costs) of $27.7 million in the second quarter of fiscal 2018. Free cash flow is defined as cash flow from operations of $89.7 million less capital expenditures of $27.7 million in the first six months of fiscal 2018. In accordance with the SEC’s requirements, below is the reconciliation of the non-GAAP adjusted earnings from continuing operations to the comparable GAAP earnings from continuing operations in the applicable periods. Additional relevant reconciliations are included in the presentation providing supplemental financial information.

(more)

Page 5 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

In millions, except per share amounts
	Three Months Ended March 30, 2018		Three Months Ended March 31, 2017
		Diluted		Diluted
		EPS		EPS
Earnings from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$24.0	$0.80	$34.4	$1.15
Advanced Displays Integration Costs, Net of Tax of $0.2	—	—	0.2	0.00
Compliance Costs¹, Net of Tax of $0.7	—	—	0.7	0.03

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$24.0	$0.80	$35.3	$1.18

In millions, except per share amounts
	Six Months Ended March 30, 2018		Six Months Ended March 31, 2017
		Diluted		Diluted
		EPS		EPS
Earnings (Loss) from Continuing Operations Attributable to Esterline (GAAP), Net of Tax	$(10.9)	$(0.36)	$55.6	$1.86
Advanced Displays Integration Costs, Net of Tax of $0.2	—	—	0.8	0.03
Compliance Costs¹, Net of Tax of $0.7	—	—	3.0	0.10
Provisional Tax Expense Due to TCJA	48.6	1.62	—	—

Adjusted Earnings from Continuing Operations (non-GAAP), Net of Tax	$37.7	$1.26	$59.4	$1.99

¹	See explanation of these costs in Exhibit 99.2 to the company’s Form 8-K filed today with the SEC.

The company provides these non-GAAP financial measures as supplemental information to the GAAP financial measures. Management uses these non-GAAP financial measures to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources, and (c) measure the operational performance of the company’s business units.

In addition, management believes including these non-GAAP financial measures enhances investors’ and financial analysts’ understanding of the company’s performance as well as their ability to assess and compare the company’s historical results of operations.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and free cash flow is not necessarily indicative of amounts available for discretionary use. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items that comprise the calculation. The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the

(more)

Page 6 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

non-GAAP and comparable GAAP financial measures. The non-GAAP financial measures should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the company’s future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Report on Form 10-K/A.

Page 7 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three Months Ended		Six Months Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017
Segment Sales
Avionics & Controls	$212,814	$213,293	$415,517	$405,975
Sensors & Systems	198,153	182,727	373,621	350,483
Advanced Materials	106,662	113,111	210,536	211,089

Net Sales	517,629	509,131	999,674	967,547

Cost of Sales	353,902	331,925	687,611	647,429

	163,727	177,206	312,063	320,118
Expenses
Selling, general and administrative	102,036	97,924	200,922	193,034
Research, development and engineering	24,725	29,041	50,567	50,747
Insurance recovery	—	(5,189)	—	(7,789)
License fee income	(2,268)	—	(5,293)	—
Loss on sale of business	5,310	—	5,310	—

Total Expenses	129,803	121,776	251,506	235,992

Operating Earnings from Continuing Operations	33,924	55,430	60,557	84,126

Interest Income	(449)	(100)	(747)	(196)
Interest Expense	8,167	7,458	15,771	15,346

Earnings from Continuing Operations Before Income Taxes	26,206	48,072	45,533	68,976
Income Tax Expense	2,079	13,080	55,868	12,617

Earnings (Loss) from Continuing Operations Including Noncontrolling Interests	24,127	34,992	(10,335)	56,359
Earnings Attributable to Noncontrolling Interests	(173)	(552)	(526)	(791)

Earnings (Loss) from Continuing Operations Attributable to Esterline, Net of Tax	23,954	34,440	(10,861)	55,568
Gain (Loss) from Discontinued Operations, Attributable to Esterline, Net of Tax	(77)	(34)	(243)	(5,370)

Net Earnings (Loss) Attributable to Esterline	$23,877	$34,406	$(11,104)	$50,198

Earnings (Loss) Per Share — Basic:
Continuing Operations	$0.81	$1.16	$(0.36)	$1.87
Discontinued Operations	—	—	(0.01)	(0.18)

Earnings (Loss) Per Share — Basic	$0.81	$1.16	$(0.37)	$1.69

Earnings (Loss) Per Share — Diluted:
Continuing Operations	$0.80	$1.15	$(0.36)	$1.86
Discontinued Operations	—	—	(0.01)	(0.18)

Earnings (Loss) Per Share — Diluted	$0.80	$1.15	$(0.37)	$1.68

Weighted Average Number of Shares Outstanding — Basic	29,614	29,719	29,758	29,633
Weighted Average Number of Shares Outstanding — Diluted	29,726	29,959	29,758	29,895

Page 8 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Sales and Earnings From Continuing Operations by Segment (unaudited)

In thousands

	Three Months Ended		Six Months Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017
Segment Sales
Avionics & Controls	$212,814	$213,293	$415,517	$405,975
Sensors & Systems	198,153	182,727	373,621	350,483
Advanced Materials	106,662	113,111	210,536	211,089

Net Sales	$517,629	$509,131	$999,674	$967,547

Earnings from Continuing Operations Before Income Taxes
Avionics & Controls	$23,673	$20,772	$44,058	$38,689
Sensors & Systems	19,271	26,357	30,984	44,500
Advanced Materials	9,553	28,322	24,136	38,202

Segment Earnings	52,497	75,451	99,178	121,391

Corporate expense	(18,573)	(20,021)	(38,621)	(37,265)
Interest income	449	100	747	196
Interest expense	(8,167)	(7,458)	(15,771)	(15,346)

Earnings from Continuing Operations Before Income Taxes	$26,206	$48,072	$45,533	$68,976

Page 9 of 9 Esterline Reports Fiscal 2018 Second Quarter Financial Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Balance Sheet (unaudited)

In thousands

	March 30,	September 29,
	2018	2017
Assets
Current Assets
Cash and cash equivalents	$367,954	$307,826
Accounts receivable, net	404,516	430,524
Inventories	491,072	477,969
Income tax refundable	19,930	12,814
Prepaid expenses	22,202	19,239
Other current assets	10,893	13,836
Current assets of businesses held for sale	4,300	6,501

Total Current Assets	1,320,867	1,268,709

Property, Plant and Equipment, Net	328,725	348,634

Other Non-Current Assets
Goodwill	1,060,668	1,053,573
Intangibles, net	341,483	359,166
Deferred income tax benefits	56,600	56,793
Other assets	17,066	19,804
Non-current assets of businesses held for sale	14,118	13,334

	$3,139,527	$3,120,013

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$148,414	$138,595
Accrued liabilities	226,227	230,007
Current maturities of long-term debt	15,170	17,424
U.S. and foreign income taxes	7,722	582
Current liabilities of businesses held for sale	4,529	7,184

Total Current Liabilities	402,062	393,792

Long-Term Liabilities
Credit facilities	45,000	50,000
Long-term debt, net of current maturities	721,082	709,424
Deferred income tax liabilities	41,699	43,978
Pension and post-retirement obligations	66,639	66,981
Long-term U.S. income taxes payable	38,640	—
Other liabilities	17,138	18,838
Non-current liabilities of businesses held for sale	3,107	1,724
Total Shareholders’ Equity	1,804,160	1,835,276

	$3,139,527	$3,120,013